UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 11, 2011
AMERICAN INTERNATIONAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-8787	13-2592361

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

180 Maiden Lane New York, New York 10038

(Address of principal executive offices)
Registrant’s telephone number, including area code: (212) 770-7000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
On May 11, 2011, American International Group, Inc. (AIG) filed with the Secretary of State of the State of Delaware an Amended and Restated Certificate of Incorporation. A copy of the Amended and Restated Certificate of Incorporation is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated into this Item 5.03 by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.
On May 11, 2011, AIG held its Annual Meeting of Shareholders at which the shareholders voted upon (i) the election of fourteen nominees as directors by the holders of AIG’s common stock, par value $2.50 per share (AIG Common Stock), for a one-year term; (ii) a non-binding shareholder resolution to approve executive compensation; (iii) a proposal to amend AIG’s Amended and Restated Certificate of Incorporation to restrict certain transfers of AIG Common Stock in order to protect AIG’s tax attributes; (iv) a proposal to ratify the American International Group, Inc. Tax Asset Protection Plan; (v) the ratification of the appointment of PricewaterhouseCoopers LLP as AIG’s independent registered public accounting firm for 2011; and (vi) a shareholder proposal relating to restricting hedging transactions.
The shareholders elected all fourteen director nominees, approved the non-binding shareholder resolution to approve executive compensation, approved the proposal to amend AIG’s Amended and Restated Certificate of Incorporation to restrict certain transfers of AIG Common Stock in order to protect AIG’s tax attributes, ratified the American International Group, Inc. Tax Asset Protection Plan, and approved the ratification of the appointment of PricewaterhouseCoopers LLP as AIG’s independent registered public accounting firm for 2011. The shareholder proposal did not receive the approval of a majority of the outstanding shares of AIG Common Stock, and, as a result, was not approved. The number of votes cast for or against and the number of abstentions and broker non-votes with respect to each matter voted upon, as applicable, are set forth below.

	For	Against	Abstain	Broker Non-Votes
Robert H. Benmosche	1,718,252,585	424,080	139,064	33,614,893
W. Don Cornwell	1,717,907,474	752,904	155,351	33,614,893
John H. Fitzpatrick	1,718,211,456	455,097	149,176	33,614,893
Laurette T. Koellner	1,717,852,435	817,984	145,310	33,614,893
Donald H. Layton	1,718,210,584	445,712	159,433	33,614,893
Christopher S. Lynch	1,718,226,118	437,533	152,078	33,614,893
Arthur C. Martinez	1,714,531,590	4,108,058	176,081	33,614,893
George L. Miles, Jr.	1,713,916,883	4,727,582	171,264	33,614,893
Henry S. Miller	1,717,936,731	721,807	157,191	33,614,893
Robert S. Miller	1,717,813,746	848,726	153,257	33,614,893
Suzanne Nora Johnson	1,717,834,921	836,982	143,826	33,614,893
Morris W. Offit	1,716,791,911	1,865,815	158,003	33,614,893
Ronald A. Rittenmeyer	1,718,197,512	467,345	150,872	33,614,893
Douglas M. Steenland	1,717,940,715	717,649	157,365	33,614,893

	For	Against	Abstain	Broker Non-Votes
Non-binding shareholder resolution to approve executive compensation	1,675,331,447	38,498,380	4,985,902	33,614,893
Proposal to amend AIG’s Amended and Restated Certificate of Incorporation to restrict certain transfers of AIG Common Stock in order to protect AIG’s tax attributes	1,746,898,218	4,834,159	698,245	—
Proposal to ratify the American International Group, Inc. Tax Asset Protection Plan	1,713,136,265	5,378,733	300,731	33,614,893
Ratification of the appointment of PricewaterhouseCoopers LLP as AIG’s independent registered public accounting firm for 2011	1,725,969,173	20,849,894	5,611,555	—
Shareholder proposal relating to restricting hedging transactions	218,118,892	1,484,886,740	15,810,097	33,614,893
Section 9 — Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits.
     3.1 Amended and Restated Certificate of Incorporation of American International Group, Inc.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN INTERNATIONAL GROUP, INC. (Registrant)
Date: May 11, 2011	By:	/s/ Kathleen E. Shannon
		Name:	Kathleen E. Shannon
		Title:	Senior Vice President and Deputy General Counsel

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of American International Group, Inc.